                          SECURITIES AND EXCHANGE COMMISSION

                                WASHINGTON, D.C. 20549


                                       FORM 8-K


                                    CURRENT REPORT

                        PURSUANT TO SECTION 13 OR 15(d) OF THE

                           SECURITIES EXCHANGE ACT OF 1934


         Date of report (date of earliest event reported):  February 13, 1998


                             ODYSSEY PICTURES CORPORATION
                             ----------------------------
                (Exact name of Registrant as Specified in its Charter)


     NEVADA                        0-18954                       95-4269048
     -----------------------------------------------------------------------
(State or other jurisdiction  (Commission File No.)         (IRS Employer
of incorporation)                                           Identification No.)



                1875 CENTURY PARK EAST, LOS ANGELES, CALIFORNIA 90067
                -----------------------------------------------------
             (Address of Principal Executive Offices, including Zip Code)


                                     310-229-2430
                                     ------------
                 (Registrant's telephone number including area code)


                                         N/A
                                         ----
            (Former Name or Former Address, if Changed Since Last Report)

ITEM 1.  CHANGES IN CONTROL
All transactions described in Items 1 and 5 of this Report have been approved by the Board of Directors of the Registrant, but are subject to, and shall only become effective upon, completion and execution of all required documentation in connection therewith.

A) CHANGE OF OFFICERS

The Board of Directors of Odyssey Pictures Corporation ("Odyssey") has appointed Mr. Johan Schotte as Chief Executive Officer and Chairman of the Board of Directors of Odyssey, and Mr. Pierre Koshakji as President and Director.
Odyssey has also appointed Mr. Dominique Verhaegen to the Board of Directors of Odyssey.

In connection with Mr. Schotte's appointment as CEO and Chairman of the Board, Mr. Stephen Greenwald, current CEO of Odyssey, agreed to terminate his existing employment contract and enter into a new employment agreement pursuant to which Mr. Greenwald will be employed by Odyssey for the period effective as of January 1, 1998 through December 31, 1999. Mr. Greenwald will continue to serve on the Board of Directors.

Mr. Ira Smith, current President of Odyssey, also agreed to terminate his existing employment contract. Odyssey will enter into a consulting agreement with S.F.H. Associates, Inc. pursuant to which the consultant will provide the consulting services of its employee Mr. Smith, for the period from February, 1998 through December, 1999. Mr. Smith will also continue to serve on the Board of Directors.

Mr. Johan Schotte will also enter into a full time employment contract with Odyssey commencing as of January 1, 1998 and ending on December 31, 1999, at a rate of $150,000 per annum.

It is anticipated that Mr. Koshakji will also enter into a two-year employment agreement for the 24-month period ending December 31, 1999, although the terms of such agreement have not yet been finalized.

B) CHANGE IN SHAREHOLDING

In connection with the change in executive officers of Odyssey described above, Flanders Film S.A., a Luxembourg corporation 20% owned by Mr. Schotte ("Flanders"), acquired $100,000 face value of deferred compensation Notes due Mr. Smith and $130,000 face value of deferred compensation Notes due Mr. Greenwald. Mr. Smith continues to hold additional deferred compensation notes in the amount of approximately $71,000 due from Odyssey, and Mr. Greenwald continues to hold additional deferred compensation notes in the amount of approximately $41,000 due from Odyssey.

All deferred compensation Notes are convertible into shares of Common Stock of Odyssey at a price equal to the average closing bid price of Odyssey's Common Stock during the ten most recent trading days preceding the date of conversion. Mr. Smith and Mr. Greenwald have agreed, however, not to convert their remaining notes prior to January 1, 1999, unless at least 75% of the Notes assigned by them to Flanders are converted prior thereto.

If Flanders were to exercise all conversion rights in the acquired Notes, it would become the owner of 2,875,000 shares of Common Stock of Odyssey (21.8%), based on the closing bid price of Odyssey's Common Stock as of February 23, 1998 and assuming conversion of all warrants and convertible securities. Although Flanders has the sole power to direct the voting, disposition and investment of its shares in Odyssey, Flanders also may agree to vote its shares in a manner consistent with Mr. Schotte. To the extent Flanders might agree to follow the voting direction of Mr. Schotte, Mr. Schotte would direct the voting of 23.7% of the outstanding shares of Odyssey, assuming conversion of all outstanding warrants and convertible securities. There are currently no such voting arrangements or understandings between Flanders and Mr. Schotte.

Additionally, as reported in the joint 13D filing of Chardonnay Enterprises, Ltd. ("Chardonnay"), A Hero From Zero N.V ("Hero"), Gold Leaf Pictures Belgium b.v.b.a. ("Gold Leaf") and Johan Schotte, individually, dated as of May 23, 1997, each of Chardonnay, Hero and Gold Leaf has agreed to vote its respective shareholdings in Odyssey in a manner consistent with Mr. Schotte. To the extent each of Chardonnay, Hero and Gold Leaf continue to follow the voting direction of Mr. Schotte, Mr. Schotte will direct the voting of 7.6% of the outstanding shares of Odyssey, assuming conversion of all outstanding warrants and convertible securities. At any time, any of Chardonnay, Hero or Gold Leaf has the right to direct the voting, disposition and investment of its Odyssey shares in a manner inconsistent with Mr. Schotte.

If all of Flanders, Chardonnay, Hero and Gold Leaf agreed to vote their respective shareholdings in Odyssey in a manner suggested by Mr. Schotte, Mr. Schotte would direct the vote of 29.4% of the outstanding voting shares of Odyssey, assuming conversion of all outstanding warrants and convertible securities.

ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

Odyssey has engaged the firm of Want & Ender, CPA's, to serve as its accountants in connection with the preparation of Odyssey's audited financial statements for the fiscal year ended June 30, 1997.

ITEM 5.  OTHER EVENTS

Odyssey has also agreed to acquire 18% of the outstanding equity shares of E3 Sports New Mexico, Inc., a New Mexico Corporation ("E3") and 18% of the outstanding equity shares of Media Trust S.A., a Luxembourg corporation ("Media Trust"), each from Flanders.

E3 (of which Mr. Schotte is a 23% indirect owner) is the 100% owner of The Albuquerque Geckos, the second division American Soccer Team of New Mexico. Odyssey will acquire the 18% ownership in E3 in exchange for a Promissory Note in the amount of $135,000 due to Flanders, payable in full 12 months from the date of issuance, but with a no-penalty prepayment option, at an escalating interest rate of 8% during the first three months, 12% during the next three months, 16% for the next three months and 20% for the final three months. Odyssey believes that the purchase of the E3 interest is on commercially reasonable terms.

Media Trust is a Luxembourg media production company owned 29% by Mr. Schotte and 71% by Flanders (of which Mr. Schotte is also a 20% shareholder). Odyssey will acquire the 18% ownership in Media Trust for a Promissory Note due to Flanders in the amount of $315,000, payable in full 12 months from the date of issuance, but with a no-penalty prepayment option, at an escalating interest rate of 8% during the first three months, 12% during the next three months, 16% for the next three months and 20% for the final three months. Odyssey believes that the purchase of the Media Trust interest is on commercially reasonably terms.

FINANCIAL STATEMENTS AND EXHIBITS
(c)  EXHIBITS

     All material Exhibits (including documents evidencing the transactions herein described) will be filed by Amendment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


Odyssey Pictures Corporation

By: /s/ Stephen R. Greenwald
----------------------------

Stephen R. Greenwald
Chief Executive Officer

Date:  February 24, 1998